SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


Form 8-K


Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) September 25, 1998



Citadel Environmental Group, Inc.
(Exact name of registrant as specified in its charter)



Colorado		     		0-16423			84-0907969
(State of incorporation)		(Commission File Number)	    (IRS Employer ID number)



	3617 East Thousand Oaks Boulevard, Suite 116
	Thousand Oaks, CA	91362
	(Address of Principal Executive Offices)	(Zip Code)


	Telephone Number:  (805) 777-3450
(Registrant's telephone number, including area code)









Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Item 1.			Changes in Control of Registrant.
				Not Applicable

Item 2.			Acquisition or Disposition of Assets.
				See Below

Item 3.			Bankruptcy or Receivership.
				Not Applicable

Item 4.			Changes in Registrant's Certifying Accountant.
				Not Applicable

Item 5.			Other Events.
On September 25, 1998, the Board of Directors of the Company voted to rescind the stock dividend of convertible preferred shares of Alliance Medical Corporation to Citadel common shareholders of record of July 17, 1998.
  (See Citadel's Form 8-K dated June 29, 1998).

Citadel Environmental Group, Inc. ("Citadel"), owns approximately 20% of the issued and outstanding common stock of Alliance Medical Corporation ("Alliance"), a private medical instrument reprocessing company based in Phoenix, Arizona. On September 23, 1998, the Company received notice from Alliance that Alliance's plans to go public in 1998 would be postponed indefinitely and that important financing agreements between Alliance and third parties had necessitated the cancellation of Alliance preferred share and a re-configuration of the capital structure of Alliance. The Board of Directors of Citadel recognize the importance of such financing agreements for the future growth of Alliancptember 25, the Company voted to rescind the dividend in order to optimize the business of Alliance and to maximize shareholder value for all Citadel common shareholders.






SIGNATURES



Pursuant to the requirements of Section 13 or 15(d) of the Securities
 Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 25th day of September, 1998.

								    Georgette Pagano
							By: s/s  ________________________
								    Georgette Pagano
								    Secretary and Treasurer

Dated: September 25, 1998



1